EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the year ended December 31, 2016

I.	Introduction.

This report has been prepared by management of Brady Corporation (hereinafter referred to as “Brady”, the “Company”, “we”, “us”, or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2016. The report discusses efforts undertaken by Brady to determine whether our products contain casserite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to metallic forms of tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the reasonable country of origin inquiry (“RCOI”) and due diligence efforts discussed includes products both sourced directly by, and manufactured for Brady in calendar year 2016.

The statements below are based on the activities performed to date in good faith by Brady and are based on information available at the time of this filing.

Brady manufactures, or contracts to manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. We do not purchase raw ore or unrefined minerals and conduct no purchasing activities directly in the Covered Countries. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

II.	Reasonable Country of Origin Inquiry

Our 2016 RCOI began with identifying the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals, or where 3TG minerals are required for the functionality or production of such products. In 2016, Brady expanded the scope of the review of its product lines by evaluating new products and their material suppliers to its RCOI during the filing year, and where there was uncertainty about whether a particular product potentially contained 3TG Minerals, it was included in the 2016 inquiries. The potential suppliers of the 3TG Minerals that may be contained in such products were determined to be “in scope.” The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted its RCOI of those suppliers deemed in scope, using the Conflict Materials Reporting Template (CMRT v.4.20), which is the Conflict Free Sourcing Initiative (CFSI) reporting template developed by the Electronic Industry Citizenship Coalition/Global e-Sustainability Initiative (EICC/GeSI).

The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process included an escalation procedure seeking information from non-responsive suppliers resulting in 85% in-scope supplier responses.

For 2016, as compared to previous filing years, a number of the surveyed suppliers reported a significant improvement in their own supply chain RCOI initiatives, and 290 unique smelters (versus 245 in 2015, 225 in 2014 and only four in 2013) were identified as potentially being part of our supply chain. In addition, Brady undertook due diligence on the identified smelters to determine their status regarding conflict minerals.

As such, we believe our process was reasonably designed and performed in good faith.

III.	Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five step framework the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and related supplements on tin, tungsten, tantalum, and the supplement on gold (collectively, the “OECD guidance”) as these relate to our position in the supply chain as a downstream user.

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady with respect to the reporting year:

•	Step 1-Maintain strong company management systems

▪	Brady maintains an internal conflict minerals team involving sourcing and global product compliance staff. The focus of this team is to implement our conflict minerals program and ensure compliance.

▪
Brady maintains a Conflict Minerals policy and policy statement which is available on our company website (see link below) in addition to our due diligence process for assisting the chain of custody of 3TGMinerals.

http://www.bradycorp.com/en/about/sustainability-and-policies

▪	Internal engagement – Brady conducted internal training to educate relevant employees in our conflict minerals program including reporting obligations.

▪	Supplier engagement – Brady communicated the requirements of the conflict minerals rule to its suppliers regarding 3TG Minerals.

▪	Uses the tools created by EICC/GeSI including the conflict minerals reporting template for supply chain surveys to identify the smelters.

▪	The conflict minerals team reports on our conflict minerals program to senior management on regular basis.

▪	We maintain a mechanism to enable the reporting of any customer facing questions related to conflict minerals and other supply chain matters.

▪	We retain conflict minerals program documentation in accordance with the Company’s existing corporate retention policy and procedures.

•	Step 2-Identify and assess risk in the supply chain

▪
The Brady conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the reporting year 2016 to identify products that may be in scope of the rule.

▪	Brady identified the direct suppliers of products or components that may contain 3TG Minerals.

▪
Brady conducted supply chain surveys of the in scope suppliers using the industry-developed CMRT and requested that suppliers conduct their own 3TG Mineral inquiries to identify smelters and refineries as well as the country of origin of 3TG Minerals in products that are supplied to Brady.

▪	Conducted follow ups with non-responding direct suppliers and also worked to clarify and validate the responses from the suppliers.

▪
Compared smelter listings supplied by responding suppliers with the CFSI list of validated conflict free and verified facilities. Further smelter confirmation was conducted using a commercially available smelter verification service.

•	Step 3-Design and implement a strategy to respond to identified risks

▪	We have a risk management plan that addresses known issues with suppliers that do not meet the requirements of Brady’s corporate sourcing policy.

▪	The conflict minerals team reports to senior management and the Board of Directors on the status of direct supplier responses.

•	Step 4- Carry out independent third-party audit of smelter/refiner's due diligence practices

▪
Brady relies on CFSI’s published lists of smelters and refiners that have been audited by various industry groups. Brady is many steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we do not conduct any purchasing activities in the Covered Countries.

▪
Supported the development and implementation of independent third party audits of smelters/refiners through our Conflict Minerals policy and procurement practices, which encourage suppliers to purchase materials from audited smelters/refiners.

•	Step 5-Report on supply chain due diligence
Brady has publicly communicated its Conflict Minerals policy on our company website. (http://www.bradycorp.com/en/about/sustainability-and-policies)

•	Brady’s Form SD and Conflict Minerals Report were filed with the SEC and are also available on our company website. (http://www.bradycorp.com/en/about/sustainability-and-policies)

Results of the Due Diligence measures

Brady’s due diligence on the source and chain of custody of necessary 3TG Minerals contained in its products revealed that Brady currently has no evidence that the 290 smelters reported by its suppliers in the downstream supply chain are sourcing minerals from mines that may be funding any conflict in the Covered Countries. Additional due diligence is on-going, since we have not received responses from all of our suppliers (85% of supplier responses received to date).

IV.	Product Description; Processing Facilities

The scope of our inquiry covered the following products, which we believe are the most likely to contain metallic forms of 3TG Minerals:

•	Thermal transfer printers – both hand held and desk models – containing electronic parts;

•	Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;

•	Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;

•	Safety signs and traffic signs;

•	Pads for medical applications and sorbent materials for environmental clean-up;

•	Lock-out / tag-out devices (primarily plastic);

•	Visitor identification badges, badge holders and lanyards, and wristbands; and

•	Die-cut materials for the telecommunications industry – primarily plastics and polyester foams.

Brady also sells products that are purchased “as is” from manufacturers and not manufactured, or contracted to be manufactured, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain of our lock-out/tag-out devices. Brady also develops software for products that are factory installed or downloadable. All of the foregoing products are not within the scope of this report.

The smelting and refining facilities used to process the 3TG Minerals that were identified by our suppliers are listed in Appendix 1 and the potential countries of origin of the 3TG Minerals are listed in Appendix 2 to this Conflict Minerals Report.

V.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated detailed discussions of conflict minerals in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include conflict minerals information in discussions with our suppliers, including detailed on-site assessments that examine policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain. In addition, we will continue to monitor the smelters in our supply chain that are currently participating in audit programs for their “Conflict-free” status.

VI.	Independent Private Sector Audit
Pursuant to SEC rules and related guidance, an independent private sector audit was not required for Brady’s conflict minerals filing for calendar year 2016.

Appendix 1

Smelters/Refiners Identified by Suppliers Identified in Brady’s Supply Chain

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	Thaisarco	THAILAND	CID001898
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Inti Stania Prima	INDONESIA	CID002530

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Minsur	PERU	CID001182
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Fenix Metals	POLAND	CID000468
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	Dowa	JAPAN	CID000402
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	Sai Refinery	INDIA	CID002853
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	SAAMP	FRANCE	CID002761
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Japan Mint	JAPAN	CID000823
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	HwaSeong CJ CO., LTD.	KOREA (REPUBLIC OF)	CID000778
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	Dowa	JAPAN	CID000401
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	Chugai Mining	JAPAN	CID000264
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Caridad	MEXICO	CID000180
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Boliden AB	SWEDEN	CID000157
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Aurubis AG	GERMANY	CID000113
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322

Appendix 2

Countries of Origin*

Australia	Madagascar
Austria	Malaysia
Benin	Mali
Bolivia (Plurinational State of)	Mexico
Brazil	Mongolia
Burkina Faso	Myanmar
Cambodia	Namibia
Canada	Nicaragua
Chile	Nigeria
China	Panama
Colombia	Peru
Democratic Republic of Congo	Portugal
Ecuador	Russia
Eritrea	Rwanda
Ethiopia	Senegal
France	Sierra Leone
Ghana	South Africa
Guatemala	Spain
Guinea	Thailand
Guyana	Togo
Honduras	Uganda
India	United States of America
Indonesia	Uzbekistan
Japan	Vietnam
Laos

*The information provided in this list is based on supplier declarations. However, Brady is many steps removed from the mines and smelters, there are many tiers of suppliers in our supply chain, and there is uncertainty as to whether ore from these countries would be present in our supply chain. Brady continues to work with our suppliers, and use publicly available information as well as commercially available services to take corrective actions as needed to further improve our due diligence as it relates to supply chain transparency.